Exhibit 3.17

AMENDED AND RESTATED BYLAWS

OF

TRAVIS JEANS, INC.

(a California corporation)

ARTICLE I

OFFICES

1.1          PRINCIPAL OFFICES.  The board of directors shall fix the location of the principal and executive offices of the corporation at any place within or outside the State of California. The board of directors is hereby granted full power and authority to change the location of the principal executive office of the corporation from one location to another. If the principal executive office is located outside the State of California, and the corporation has one (1) or more business offices in the State of California, the board of directors shall likewise fix and designate a principal business office in the State of California.

1.2          OTHER OFFICES.  The board of directors may at any time establish branch or subordinate offices at any place or places.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1          PLACE OF MEETINGS.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the secretary of the corporation.

2.2          ANNUAL MEETINGS OF SHAREHOLDERS.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

2.3          SPECIAL MEETINGS.  A special meeting of the shareholders may be called at any time, subject to the provisions of Sections 4 and 5 of this Article II, by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting or such additional persons as provided in the articles of incorporation or in these Bylaws.

If a special meeting is called by anyone other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting so long as that time is not less than thirty-five

(35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

2.4          NOTICE OF SHAREHOLDERS’ MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these Bylaws, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may by transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of the next paragraph of this Section 2.4, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board of directors for election.

If action is proposed to be taken at any shareholders’ meeting for approval of (i) a contract or transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, pursuant to Section 310 of the General Corporation Law of California (the “GCL”), (ii) an amendment to the articles of incorporation, pursuant to Section 902 of the GCL, (iii) a reorganization of the corporation, pursuant to Section 1201 of the GCL, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the GCL or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of the GCL, such approval, other than unanimous approval by those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

2.5          MANNER OF GIVING NOTICE.  Notice of any meeting of shareholders (or any report referenced in Article VI of these Bylaws) shall be given in writing either personally or by first-class mail, or, if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the GCL) on the record date for the shareholders’ meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Such notice (or any report referenced in Article VI of these Bylaws) shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

An affidavit of the mailing or other means of giving any notice (or any report referenced in Article VI of these Bylaws) in accordance of the provisions of this Section 2.5, executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, shall be prima facie evidence of the giving of the notice or report.

If any notice (or any report referenced in Article VI of these Bylaws) addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of such notice or report to all other shareholders.

2.6          QUORUM.  Unless otherwise provided in the articles of incorporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum at a meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Except as provided in the immediately succeeding sentence, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the GCL the articles of incorporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the immediately preceding sentence.

2.7          ADJOURNED MEETING AND NOTICE THEREOF.  Any shareholders’ meeting, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy. When any shareholders’ meeting, whether annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5.

2.8          VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of Chapter 7 of the GCL. Elections for directors and voting on any other matter at a shareholders’ meeting need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins. Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders.

Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

At a shareholders’ meeting involving the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates as the shareholder thinks fit) for any candidate or candidates unless such candidate or candidates names have been placed in nomination prior to the voting and shareholder has given notice at such meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected; votes against a candidate and votes withheld shall have no legal effect.

2.9          WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of the shareholders, whether annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any meeting of the shareholders, whether annual or special, need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided for in the articles of incorporation or these Bylaws, except as provided in the second paragraph of Section 2.4 of these Bylaws. All such waivers, consents and approvals shall be filed with corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting constitutes a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided, that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the GCL to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

2.10        SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING: Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided, however, that the shareholders may elect a director at any time to fill any vacancy not filled by the directors and not created by the removal of such director, by written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, the secretary shall give prompt notice to those shareholders entitled to vote who have not consented in writing of the taking of any corporate action approved by shareholders without a meeting by less than unanimous written consent. Such notice shall be given in accordance with Section 2.5 of these Bylaws. In the case of approval of (i) contracts or transactions between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more of its directors as a material financial interest, pursuant to Section 310 of the GCL, (ii) indemnification of agents of the corporation, pursuant to Section 317 of the GCL, (iii) a reorganization of the corporation, pursuant to Section 1201 of the GCL or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the GCL, such notice shall be given at least ten (10) days before the consummation of the action authorized by such approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

2.11        RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Shareholders at the close of business on the record date are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the GCL, the articles of incorporation or by agreement.

A determination of shareholders of-record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

If the board of directors does not so fix a record date:

(a)           The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)           The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board of directors has been taken, shall be the day on which the first written consent is given.

(c)           The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when prior action by the board of directors has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

The record date for any other purpose shall be as provided in Section 7.1 of these Bylaws.

2.12        PROXIES. Every person entitled to vote shares shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed to be signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section 2.12. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless before the vote is counted, written notice of such death or incapacity is received by the corporation. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the GCL.

2.13        INSPECTORS OF ELECTION. In advance of any meeting of shareholders the board of directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If such inspectors are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of the meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who fail to appear or refuse to act) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

3.1          POWERS. Subject to the provisions of the GCL and any limitations in the articles of incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, or by a less than majority vote of a class or series of preferred shares (if so provided in accordance with Section 402.5 of the GCL), the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. The board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board of directors.

3.2          NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be five, with the exact number of directors to be fixed, within the limits specified, by a resolution amending such exact number, duly adopted by the board or by the shareholders. Subject to Section 3.3 of these Bylaws, such fixed number of directors, or a fixed board to a variable board or vice-versa, may be changed only by a duly adopted amendment to these Bylaws by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote (including separate class votes, if so required by the GCL or the articles of incorporation); provided, however, that a Bylaw or amendment to the articles of incorporation reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cost against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3% of the outstanding shares entitled to vote thereon.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3          ELECTION AND TERM OF OFFICE OF DIRECTORS. Until the later of (i) delivery of a valid and effective Notice of Election (as defined in the Earn-Out Agreement) in accordance with the Earn-Out Agreement and (ii) termination of employment with the corporation of both Pamela Skaist-Levy and Gela Taylor, the board of directors of the Corporation shall consist of five persons, three of whom shall be nominated by Liz Claiborne, Inc., one of whom, shall be nominated by Pamela Skaist-Levy (who may nominate herself or, following her term of employment with the corporation, any other person) and one of whom shall be nominated by Gela Taylor (who may nominate herself or, following her term of employment with the corporation, any other person); provided, however, that if (i) Pamela Skaist-Levy’s employment with the corporation is terminated by the corporation with Cause or by her for other than Good Reason, Gela Taylor, subject to the reasonable approval of Liz Claiborne, Inc., shall have the right to designate an individual to replace Pamela Skaist-Levy (or her designee) on the board of directors, or (ii) Gela Taylor’s employment with the corporation is terminated by the corporation with Cause or by her for other than Good Reason, Pamela Skaist-Levy, subject to the reasonable approval of Liz Claiborne, Inc., shall have the right to designate an individual to replace Gela Taylor (or her designee) on the board of directors. For the purposes of this Section 3.3 of the Bylaws, “Earn-Out Agreement” means the Earn-Out Agreement, dated as of March 17, 2003, among the corporation, Liz Claiborne, Inc. and each of the persons listed on Schedule A thereto, and the terms “Cause” and “Good Reason” have the meanings set forth in the respective employment agreements of Pamela Skaist-Levy and Gela Taylor.

Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation or removal of such director.

3.4          VACANCIES AND RESIGNATION. A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation, or removal of any director, or if the authorized number of directors is increased (by the board of directors or shareholder), or if the board of directors by resolution declares vacant the office of a directors who has been declared of unsound mind by an order of court or convicted of a felony, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be elected at that meeting.

Unless otherwise provided in the articles of incorporation and subject to Section 3.3 of these Bylaws, vacancies on the board of directors, may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (i) the unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the GCL of (iii) a sole remaining director. Unless the articles of incorporation or a Bylaw adopted by the shareholders provide that the board of directors may fill vacancies occurring in the board of directors by reason of the removal of directors, such vacancies may be filled only by approval of the shareholders.

The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous written consent of all shares entitled to vote for the election of directors.

Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary of the board of directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

3.5          REMOVAL. Subject to Section 3.3 of these Bylaws, (a) any or all of the directors may be removed from office without cause if the removal is approved by the outstanding shares, subject to the following: (i) no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected; and (ii) when by the provisions of the articles of incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series;

(b)                                 Any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director’s term of offices; and

(c)                                  Except as provided in this Section 3.5 and Sections 302 and 304 of the GCL, a director may not be removed prior to the expiration of the director’s term of office; provided, however, that Skaist-Levy and/or Taylor may be removed from the board of directors if her employment with the corporation is terminated by the corporation for Cause or by her for other than Good Reason (as such terms are defined in her employment agreement with the corporation).

3.6                               PLACE OF MEETINGS AND TELEPHONIC, ETC. MEETING. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Members of the board of directors may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.6 constitutes presence in person at such meeting.

3.7                               REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice if the time and place of the meetings are fixed by the board of directors-or these Bylaws.

3.8                               SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors. Special meetings of the board of directors shall be held upon four (4) day’s notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means.

3.9                               WAIVER OF NOTICE. Notice of a meeting need not be given to a director who signs a waivers of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director. These waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board of directors.

3.10                        QUORUM. A majority of the authorized number of directors constitutes a quorum of the board of directors for the transaction of business, except to adjourn as provided by Section 3.11 of these Bylaws. An act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, subject to the provisions of Section 310 of the GCL (approval of contracts in which a director has a direct or indirect material financial interest) and Section 317(e) of the GCL (indemnification of agents of the corporation). A meeting at which quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.11                        ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours; notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

3.12                        ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the board of directors. The action by written consent shall have the same force and effects as a unanimous vote of the directors.

3.13                        FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.14                        COMMITTEES. The board of directors may, by resolution adopted by unanimous vote of the board of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee require the unanimous vote of the board of directors. Any such committee, to the extent provided in the resolution of the board of directors, shall have the authority of the board of directors, except with respect to:

(i)                                                             the approval of any action which, under the GCL, also requires shareholders’ approval or the approval of the outstanding shares;

(ii)                                                          the filling of vacancies on the board of directors or on any committee;

(iii)                                                       the fixing of compensation of the directors for serving on the board or on any committee;

(iv)                                                      the amendment or repeal of these Bylaws or the adoption of new Bylaws;

(v)                                                         the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(vi)                                                      a distribution, except at a rate, in a periodic amount or within a price range set forth in the articles of incorporation or determined by the board of directors; and

(vii)                                                   the appointment of other committees of the board of directors or the members thereof.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, with such changes in the context of these Bylaws as is necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by the resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provision of these Bylaws.

ARTICLE IV

OFFICERS

4.1                               OFFICERS. The corporation shall have a chairman of the board or a president or both, a secretary, a chief financial officer and such other officers with such titles and duties as shall be determined by the board of directors and as may be necessary to enable it to sign instruments and share certificates. The President, or if there is no president the chairman of the board, is the general manager and chief executive officer of the corporation, unless otherwise provided in the articles of incorporation or these Bylaws. Any number of offices may be held by the same person unless the articles of incorporation or these Bylaws provide otherwise. The board of directors may appoint, or may empower the chairman of the board or the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period have such authority and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

4.2                               ELECTION OF OFFICERS. Except as otherwise provided by the articles of incorporation or these Bylaws, officers shall be chosen by the board of directors and serve at the pleasure of the board of directors, subject to the rights, if any, of an officer under contract of employment.

4.3                               REMOVALS AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the board of directors and any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

4.4                               VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such offices.

4.5                               CHAIRMAN OF THE BOARD. The chairman of the board of directors, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned by the board of directors or prescribed by these Bylaws. If there is no president, the chairman of the board of directors shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.6 of these Bylaws.

4.6                               PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation, and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. The president shall preside at all meetings of shareholders and, in the absence or nonexistence of the chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

4.7                               VICE PRESIDENT. In the absence or disability of the president (or chairman of the board, if there is no office of president), the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all restrictions upon, the president. The vice president shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these Bylaws, the president or the chairman of the board, if there is no president.

4.8                               SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may order, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of each meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by these Bylaws or by the GCL to be given, and shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other power and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

4.9                               CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable time to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president (or chairman of the board, if there is no president) and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

4.10                        REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

AND OTHER AGENTS

5.1                               INDEMNIFICATION OF DIRECTORS.  The corporation shall, to the maximum extent and in the manner permitted by the GCL, indemnify each of its directors against expenses (as defined in Section 317(a) of the GCL), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the GCL), arising by reason of the fact that such person is or was a director of the corporation.  For purposes of this Article V, a “director” of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another foreign or domestic corporation, partnership, joint ventures, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

5.2                               INDEMNIFICATION OF OTHERS.  The corporation shall have the power, to the extent and in the manner permitted by the GCL, to indemnify each of its employees, officers and agents (other than directors) against expenses (as defined in Section 317(a) of the GCL), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the GCL), arising by reason of the fact that such person is or was an employee, officer or agent of the corporation.  For purposes of this Article V, an “employee” or “officer” or “agent” of the corporation (other than a director) includes any person (i) who is or was an employee, officer or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee, officer or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee, officer, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

5.3                               PAYMENT OF EXPENSES IN ADVANCE.  Expenses and attorneys’ fees incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 5.1, or if otherwise approved by the board of directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article V.

5.4                               INDEMNITY NOT EXCLUSIVE.  The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

5.5                               INSURANCE INDEMNIFICATION.  The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person’s status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Article V.

5.6                               CONFLICTS.  No indemnification or advance shall be made under this Article V, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstances where it appears:

(i)                                              that it would be inconsistent with a provision of the articles of incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(ii)                                           that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

5.7                               RIGHT TO BRING SUIT.  If a claim under this Article V is not paid in full by the corporation within 90 days after a written claim has been received by the corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the GCL for the corporation to indemnify the claimant for the claim.  Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

5.8                               INDEMNITY AGREEMENTS.  The board of directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the board of directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article V.

5.9                               AMENDMENT, REPEAL OR MODIFICATION. Any amendment, repeal or modification of any provision of this Article V shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE VI

RECORDS AND REPORTS

6.1                               MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed) a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission, shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders’ names, addresses and shareholdings during usual business hours upon five (5) days’ prior written demand upon the corporation or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent’s usual charges for such list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection and copying by a shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate.

Any inspection and copying under this Section 6.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

6.2                               MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then it shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

6.3                               MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors, and committees of the board of directors, shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

6.4                               INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

6.5                               ANNUAL REPORT TO SHAREHOLDERS; WAIVER. The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent to the shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Bylaws for giving notice to shareholders of the corporation.

The annual report shall contains a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

6.6                               FINANCIAL STATEMENTS. If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of the balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of that period. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the second paragraph of Section 6.5 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The quarterly income statements and balance sheets referred to in this Section 6.6 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

ARTICLE VII

GENERAL MATTERS

7.1                               RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights in entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders meeting or action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, the GCL or by agreement.

If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the date on which the board of directors adopts the resolution relating thereto or the sixtieth (60th) day prior to the date of that action, whichever is later.

7.2                               CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

7.3                               CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or arrangement or to pledge its credit or to render it liable for any purpose or for any amount.

7.4                               CERTIFICATES FOR SHARES. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owed by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be been by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Notwithstanding the above paragraph, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates under sections 417, 418 and 1302 of the GCL, and as may be required by the California Corporations Commissioner in administering the Corporate Securities Law of 1968, which system (1) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States or (3) is in accordance with Division 8 (commencing with Section 8101) of the California Commercial Code. Any system so adopted shall not become effective as to issued and outstanding certificates securities until the certificates therefor have been surrendered to the corporation.

7.5                               LOST CERTIFICATES. Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation or its transfer agent or registrar and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of replacement certificates on such terms and conditions as the board of directors may require, the board of directors may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

7.6                               CONSTRUCTION; DEFINITION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the GCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE VIII

AMENDMENTS

8.1                               AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted, or these Bylaws may be amended or repealed, by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that, until the later of (i) delivery of a valid and effective Notice of Election (as defined in the Earn-Out Agreement) in accordance with the Earn-Out Agreement and (ii) termination of employment with the corporation of both Pamela Skaist-Levy and Gela Taylor, Article III, Article V and this Article VIII can only be amended or repealed by the vote or written consent of all of the directors then in office.

8.2                               AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders and the directors as provided in Section 8.1 of these Bylaws, the Bylaws may be adopted, amended or repealed by the board of directors.

8.3                               RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

ARTICLE IX

INTERPRETATION

Reference in these Bylaws to any provision of the GCL shall be deemed to include all amendments thereof.